UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 21, 2010

AQUAMER MEDICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-52327	04-3516924

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Wallace Street, Suite 408 Red Bank, New Jersey	07701

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 732-224-9182

360 Merrimack St., Bldg 5 Lawrence, MA 01843

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

On March 21, 2010, Aquamer Medical Corp. (the "Company"), through its wholly-owned subsidiary Aquamer Shipping Corp., consummated an asset acquisition in which it acquired certain technology related to the design and development of metalized liners potentially to be offered for sale in the intermodal shipping market (the "Asset Acquisition").

The Asset Acquisition was simultaneously entered into and consummated pursuant to a certain Asset Purchase Agreement (the "Asset Purchase Agreement") with ThermaFreeze Products Corporation, a Pink Sheet-traded Delaware corporation ("ThermaFreeze"), that had entered into a consulting agreement providing for the design and development of metalized liners in 2009.  Pursuant to the terms of the Asset Purchase Agreement, ThermaFreeze sold, and the Company acquired, through its wholly-owned subsidiary, Aquamer Shipping Corp., all of the technology, manufacturing processes, marketing material and a nominal amount of inventory associated with the product development for a purchase price consisting of a 120-day promissory note in the principal amount of $100,000 and 15,000,000 shares of common stock of the Company.  The specific assets acquired included, among others, a consulting agreement with the developer and designer of the metalized liner product, marketing materials and raw materials.  The Asset Purchase Agreement contains customary representations and warranties associated with similar asset conveyance transactions, and provides for mutual indemnification in an amount not to exceed $100,000.

Richard Falcone, one of the current directors and the President, Chief Executive Officer and Acting Chief Financial Officer of the Company, currently serves as the chief financial officer of ThermaFreeze and has a nine-tenths percent (0.9%) equity interest in ThermaFreeze, which ownership interest pre-dated the Asset Acquisition, including any of the discussions leading up to the transaction.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by the Asset Purchase Agreement, a copy of which is annexed to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 2.01 - Completion of Acquisition or Disposition of Assets.

Reference is made to Item 1.01 of this Current Report on Form 8-K, as of March 21, 2010, under which the Company reports the completed acquisition of certain assets.

Item 8.01 - Other Events.

On March 23, 2010, the Company issued a press release announcing the completion of the acquisition of all of the assets and liabilities associated with the design and development of metalized liners for use in the intermodal shipping market.

A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits.

The following exhibits are filed herewith:

                        (d)    Exhibits

Exhibit No.	Description

4.1	Promissory Note, dated March 21, 2010, by Aquamer Shipping Corp. in favor of ThermaFreeze Products Corporation.
10.1	Asset Purchase Agreement by and among ThermaFreeze Products Corporation, Aquamer Medical Corp. and Aquamer Shipping Corp. dated March 21, 2010.
10.2	Consultant Services Agreement originally by and between ThermaFreeze Products Corporation and Thomas Belina dated October 1, 2009, and assigned to Aquamer Shipping Corp.
99.1	Press Release dated March 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2010
Aquamer Medical Corp.

	By:	/s/ Richard Falcone
Richard Falcone
President, Chief Executive Officer and Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Promissory Note, dated March 21, 2010, by Aquamer Shipping Corp. in favor of ThermaFreeze Products Corporation.
10.1	Asset Purchase Agreement by and among ThermaFreeze Products Corporation, Aquamer Medical Corp. and Aquamer Shipping Corp. dated March 21, 2010.
10.2	Consultant Services Agreement originally by and between ThermaFreeze Products Corporation and Thomas Belina dated October 1, 2009, and assigned to Aquamer Shipping Corp.
99.1	Press Release dated March 23, 2010.